Exhibit 99.1

Investor Relations Contact:	Media Contact:
Robert J. Vill	Jane Randel
Vice President – Finance and Treasurer	Vice President, Corporate Communications
Liz Claiborne Inc.	Liz Claiborne Inc.
201.295.7515	212.626.3408
LIZ CLAIBORNE INC. REPORTS 2nd QUARTER AND SIX MONTH SALES AND EPS
New York, NY July 31, 2007 – Liz Claiborne Inc. (NYSE:LIZ) announced today diluted earnings per share (“EPS”) of $0.13 for the second quarter 2007 compared to diluted EPS of $0.38 for the second quarter 2006. Net sales for the second quarter 2007 were $1.131 billion, an increase of 0.5% from the comparable 2006 period.
Adjusted diluted EPS for the second quarter 2007 were $0.26 compared to adjusted diluted EPS of $0.45 for the second quarter 2006. These results are adjusted to exclude the impact of expenses resulting from the Company’s previously announced plans to streamline its operations in 2007 and 2006.
For the six months of 2007, diluted earnings per share were $0.29 compared to diluted EPS of $0.83 for the comparable 2006 period. Net sales for the six months of 2007 were $2.284 billion, a decrease of 0.5% from the comparable 2006 period.
Adjusted diluted EPS for the six months of 2007 were $0.48, compared to adjusted diluted EPS of $1.05 for the comparable 2006 period. These results are adjusted to exclude the impact of expenses resulting from the Company’s previously announced plans to streamline its operations in 2007 and 2006.
The Company believes that the adjusted results for the quarter and six months of 2007 in this release provide a more meaningful comparison of its operational and financial performance. The attached tables, captioned “Reconciliation of Non-GAAP Financial Information,” provide a full reconciliation of actual results to the adjusted results.
William L. McComb, Chief Executive Officer of Liz Claiborne Inc., said: “Our second quarter financial results were slightly above our pre-announced range. Our Direct Brands segment delivered strong growth during the second quarter, which we believe is a trend that will continue as we have committed the resources and marketing investment to support these brands. Pressures in the wholesale channel, as discussed during our first quarter conference call, continued to negatively impact the performance of our Partnered Brands segment during the second quarter. We are in the process of implementing a number of initiatives to improve results in Partnered Brands, including narrowing our portfolio, enhancing our product offerings, and working together with key partners to better meet the needs of today’s consumer.”

Mr. McComb continued, “As outlined on July 11, we have realigned our organizational and management structure to seize the concept of ‘brand’ and place it at the center of our operations, better capitalize on our best growth opportunities, aggressively manage our cost structure and ultimately deliver improved return on invested capital and strong EPS growth for Liz Claiborne Inc. shareholders. We are also progressing with our cost reduction initiatives, the majority of which will be implemented by the end of October, enabling us to achieve $100 million in savings for fiscal 2008. This strategy is aimed at maximizing the potential of our most powerful, sustaining properties while addressing the headwinds in the wholesale channel, and we are pleased by our initial progress – including the interest we have garnered in the 16 brands we placed under strategic review.”
Mr. McComb concluded, “With a talented and energized management team in place, we are excited about the new direction of the company and the opportunity to transform Liz Claiborne Inc. into a stronger, leaner, brand-driven enterprise capable of achieving enhanced top and bottom-line results in the future.”
The Company will sponsor a conference call today at 10:00 am EDT to discuss its second quarter 2007 results. The dial-in number is 1-888-694-4676 with passcode 8937186. This call will be webcast to the general public and can be accessed via the Investor Relations section of the Liz Claiborne website at www.lizclaiborneinc.com. An archive of the webcast will be available through Tuesday, August 21, 2007. Additional information on the results of our operations is available on Form 10-Q for the second quarter 2007, which will be filed today with the Securities and Exchange Commission.
EXECUTIVE SUMMARY
•	In the second quarter of 2007, the Company revised its segment reporting structure to reflect the strategic realignment of its businesses, reflecting a brand-focused approach. Prior periods have been conformed to the current period’s presentation. The Company has aggregated its brand based activities into two reporting segments as follows:
—	The Direct Brands segment – consists of the specialty retail, outlet, wholesale apparel, wholesale non-apparel (including accessories, jewelry, handbags and fragrances), e-commerce and licensing operations of the Company’s four retail-based brands: Mexx, Juicy Couture, Lucky Brand and Kate Spade.

—	The Partnered Brands segment – consists of the wholesale apparel, wholesale non-apparel, outlet, specialty retail, e-commerce and licensing operations for the Company’s owned and licensed wholesale-based brands, including the Company’s non-Direct Brand fragrances.
•	Net sales in the second quarter increased 0.5% to $1.131 billion. The impact of foreign currency exchange rates in our international businesses increased net sales by approximately $18 million, or 1.6%, during the quarter. Net sales for our segments are provided below:
—	Direct Brands segment sales increased 25.5% in the second quarter to $494 million.

—	Partnered Brands segment sales decreased 12.9% in the second quarter to $637 million.
•	Net sales for our Direct Brands segment in the second quarter were as follows:
—	Mexx — $266 million, a 6.1% increase compared to last year. Excluding the impact of foreign currency exchange rates, net sales for Mexx were $250 million, flat to last year.

—	Lucky Brand — $108 million, a 26.2% increase compared to last year.

—	Juicy Couture — $100 million, a 72.4% increase compared to last year.

—	Kate Spade (acquired December 2006) — $21 million.
•	Operating income in the second quarter was $31 million (2.7% of net sales) compared to $75 million (6.7% of net sales) in 2006. Adjusted operating income in the second quarter, excluding the costs associated with our streamlining activities, was $51 million (4.6% of adjusted net sales) compared to $87 million (7.7% of net sales) in 2006. Operating income for our business segments are provided below:
—	Direct Brands segment operating income in the second quarter was $30 million (6.1% of net sales), compared to $26 million (6.7% of net sales) in 2006. Direct Brands segment adjusted operating income in the second quarter was $36 million (7.3% of net sales) compared to $28 million (7.2% of net sales) in 2006.

—	Partnered Brands segment operating income in the second quarter was $1 million (0.1% of net sales), compared to operating income of $49 million (6.7% of net sales) in 2006. Partnered Brands segment adjusted operating income in the second quarter was $15 million (2.4% of net sales) compared to $58 million (8.0% of net sales) in 2006.
•	Expenses associated with our streamlining initiatives were $20 million in the second quarter of 2007 compared to $12 million in the second quarter of 2006.
•	We ended the quarter with $111 million in cash and marketable securities and with $718 million of debt outstanding. Our total debt to total capital ratio was 25.4% at the end of the second quarter compared to 22.7% in 2006, primarily reflecting the impact of share repurchases, capital expenditures and acquisition-related payments over the last 12 months.
•	We repurchased approximately 2.4 million shares for $82 million in the second quarter and have approximately $148 million remaining on our share repurchase authorization.
•	Inventories increased 12.4% to $672 million, at quarter-end compared to quarter-end 2006, primarily due to higher levels of ongoing inventory in our Partnered Brands segment, a change in the retailers’ fiscal calendar that resulted in a shift of wholesale shipments into the third quarter of 2007, retail expansion and the addition of our Kate Spade business. The impact of foreign currency exchange rates increased inventories by $10 million, or 1.6%, at quarter-end 2007.
•	Cash flow from operating activities for the latest twelve months was $344 million.
SECOND QUARTER RESULTS
Overall Results
Net sales for the quarter increased 0.5% to $1.131 billion, driven by increases in our Direct Brands segment, offset by decreases in our Partnered Brands segment. The addition of $21 million of sales from our Kate Spade (acquired December 2006) brand increased net sales by approximately 1.8% during the quarter. The impact of foreign currency exchange rates in our international businesses increased net sales by approximately $18 million, or 1.6%, during the quarter.
Gross profit as a percent of net sales decreased to 48.5% in 2007 from 48.8% in 2006, principally reflecting a decreased gross profit rate in our Partnered Brands segment due to higher levels of retailer support and an increased proportion of off-price sales, partially offset by an increased proportion of sales from our Direct Brands segment, which runs at a higher gross profit rate than the company average.
Selling, General & Administrative expenses (“SG&A”) as a percent of net sales was 45.8%, compared to 42.1% in the second quarter of 2006, primarily reflecting an increased SG&A rate in our Partnered Brands segment resulting from the de-leveraging impact of decreased wholesale net sales, higher expenses associated with our streamlining activities as well as an increased proportion of expenses from our Direct Brands segment, which runs at a higher SG&A rate than the company average.

Operating income was $31 million (2.7% of net sales) in the second quarter of 2007 compared to $75 million (6.7% of net sales) in the second quarter of 2006. Adjusted operating income, excluding the costs associated with our streamlining activities, was $51 million (4.6% of adjusted net sales) compared to adjusted operating income of $87 million (7.7% of adjusted net sales) in the second quarter of 2006. The impact of foreign currency exchange rates in our international businesses increased operating income by approximately $1 million during the quarter.
The income tax rate in the second quarter of 2007 decreased to 36.1% from 40.4% in the second quarter of 2006, due to the impact of discrete tax items in both domestic and foreign tax jurisdictions in the second quarter of 2006.
Net income in the second quarter of 2007 decreased to $14 million, or 1.2% of net sales, from $39 million, or 3.5% of net sales, in the second quarter of 2006. Diluted EPS decreased 65.8% to $0.13 in the second quarter of 2007 from $0.38 in the second quarter of 2006. Adjusted diluted EPS in 2007, excluding the expenses associated with our streamlining activities, were $0.26 compared to adjusted diluted EPS of $0.45 in the second quarter of 2006.
Segment Highlights
Direct Brands
Net sales in our Direct Brands segment in the second quarter were $494 million, increasing $100 million, or 25.5%.
Net sales for Mexx were $266 million, a 6.1% increase compared to 2006. Excluding the impact of foreign currency exchange rates, net sales for Mexx were $250 million, flat to last year, primarily due to decreases in our Mexx Europe retail business, partially offset by increases in our Mexx Canada retail business.
—	We ended the quarter with 135 specialty stores, 85 outlets and 306 concessions, reflecting the net addition over the last 12 months of 6 specialty stores, 3 outlet stores and 3 concessions;

—	Average retail square footage in the second quarter was approximately 1.321 million square feet, a 4% increase compared to 2006;

—	Sales per square foot for comparable stores over the latest twelve months was $373;

—	Comparable store sales decreased 2.9% in the second quarter, reflecting comparable store sales decreases in our Mexx Europe business, partially offset by increases in our Mexx Canada business.
Net sales for Lucky Brand were $108 million, a 26.2% increase compared to 2006, primarily driven by increases in retail, wholesale apparel and wholesale non-apparel (including fragrance).
—	We ended the quarter with 147 specialty stores and 7 outlet stores, reflecting the net addition over the last 12 months of 31 specialty stores;

—	Average retail square footage in the second quarter was approximately 355 thousand square feet, a 28% increase compared to 2006;

—	Sales per square foot for comparable stores over the latest twelve months was $658;

—	Comparable store sales increased 1.6% in the second quarter.
Net sales for Juicy Couture were $100 million, a 72.4% increase compared to 2006,

primarily driven by increases in retail, wholesale apparel and wholesale non-apparel (including fragrance).
—	We ended the quarter with 26 specialty stores and 13 outlet stores, reflecting the net addition over the last 12 months of 20 specialty stores and 9 outlet stores;

—	Average retail square footage in the second quarter was approximately 104 thousand square feet, a 457% increase compared to 2006;

—	Sales per square foot for comparable stores over the latest twelve months was $1,710;

—	Comparable store sales increased 23.9% in the second quarter.
Net sales for Kate Spade (acquired December 2006) were $21 million.
—	We ended the quarter with 20 specialty stores and 4 outlet stores;

—	Average retail square footage in the second quarter was approximately 52 thousand square feet;

—	Sales per square foot for comparable stores and comparable store sales metrics will not be applicable for Kate Spade until the first quarter of 2008.
Direct Brands segment operating income was $30 million (6.1% of net sales) compared to $26 million (6.7% of net sales) in the second quarter of 2006. Excluding the expenses associated with our streamlining initiatives, Direct Brands segment adjusted operating income was $36 million (7.3% of net sales) compared to Direct Brands segment adjusted operating income of $28 million (7.2% of net sales) in 2006.
Partnered Brands
Net sales in our Partnered Brands segment in the second quarter were $637 million, decreasing $95 million, or 12.9%.
—	The $95 million net decrease in our Partnered Brands segment was primarily due to decreases in our Curve fragrance, Liz Claiborne, Sigrid Olsen, First Issue, Laundry, Ellen Tracy and Monet brands and the discontinuance of our Crazy Horse and CITY Unltd. brands, partially offset by the addition of our Liz & Co. brand.
Partnered Brands segment operating income was $1 million (0.1% of net sales) compared to operating income of $49 million (6.7% of net sales) in the second quarter of 2006. Excluding the expenses associated with our streamlining initiatives, Partnered Brands segment adjusted operating income was $15 million (2.4% of net sales) compared to Partnered Brands segment adjusted operating income of $58 million (8.0% of net sales) in 2006.
SIX-MONTH RESULTS
Overall Results
Net sales for the six months of 2007 decreased 0.5% to $2.284 billion, primarily due to decreases in our Partnered Brands segment, offset by increases in our Direct Brands segment. The addition of $40 million of sales from our Kate Spade (acquired December 2006) brand increased net sales by approximately 1.7% in the six months of 2007. The impact of foreign currency exchange rates in our international businesses increased net sales by approximately $41 million, or 1.8%, in the six months of 2007.

Net sales for our Direct Brands segment in the six months of 2007 were as follows:
—	Mexx — $552 million, a 6.4% increase compared to last year. Excluding the impact of foreign currency exchange rates, net sales for Mexx were $516 million, a 0.5% decrease compared to last year.

—	Lucky Brand — $199 million, a 24.7% increase compared to last year.

—	Juicy Couture — $189 million, a 54.8% increase compared to last year.

—	Kate Spade (acquired December 2006) — $40 million.
Operating income was $70 million (3.1% of net sales) in the six months of 2007 compared to $152 million (6.6% of net sales) in 2006. Adjusted operating income, excluding the costs associated with our streamlining activities, was $100 million (4.4% of adjusted net sales) in the six months of 2007 compared to adjusted operating income of $189 million (8.2% of adjusted net sales) in 2006. The impact of foreign currency exchange rates in our international businesses increased operating income by approximately $2 million in the six months of 2007.
Direct Brands segment operating income in the six months of 2007 was $80 million (8.2% of net sales) compared to $59 million (7.4% of net sales) in 2006. Direct Brands segment adjusted operating income in the six months of 2007 was $86 million (8.8% of net sales) compared to $67 million (8.3% of net sales) in 2006.
Partnered Brands segment operating loss in the six months of 2007 was $10 million ((0.8%) of net sales) compared to operating income of $93 million (6.2% of net sales) in 2006. Partnered Brands segment adjusted operating income in the six months of 2007 was $14 million (1.1% of net sales) compared to $122 million (8.2% of net sales) in 2006.
The income tax rate in the six months of 2007 increased to 41.5% from 38.1% in 2006, due to the impact of discrete tax items in both domestic and foreign tax jurisdictions in the first quarter of 2007.
Net income in the six months of 2007 decreased to $30 million, or 1.3% of net sales, from $86 million, or 3.8% of net sales, in 2006. Diluted EPS decreased 65.1% to $0.29 in the six months of 2007 from $0.83 in 2006. Adjusted diluted EPS in 2007, excluding the expenses associated with our streamlining activities, were $0.48 compared to adjusted diluted EPS of $1.05 in 2006.
FORWARD OUTLOOK
Fiscal 2007
We are reaffirming the fiscal 2007 guidance we provided at our July 11, 2007 investor conference. We are projecting net sales to be flat to down low single digits compared to fiscal 2006, adjusted operating margin in the range of 7.1% to 7.4% and adjusted EPS in the range of $1.90 — $2.00.
It is important to note that this guidance excludes the impact of expenses associated with our streamlining initiatives in the six months of 2007 (which amounted to $0.19 per share), as well as additional streamlining expenses we expect to incur for the balance of the year. This guidance also excludes the potential impact of any acquisition or divestiture. Foreign currency exchange rates are projected to have an immaterial impact on 2007 net sales and EPS.

About Liz Claiborne Inc.
Liz Claiborne Inc. designs and markets an extensive range of branded women’s and men’s apparel, accessories and fragrance products. Our diverse portfolio of quality brands — available domestically and internationally via wholesale and retail channels — consistently meets the widest range of consumers’ fashion needs, from classic to contemporary, active to relaxed and denim to streetwear. Liz Claiborne Inc.’s brands include Axcess, Bora Bora, C & C California, Claiborne, Concepts by Claiborne, Curve, Dana Buchman, Ellen Tracy, Emma James, Enyce, First Issue, Intuitions, J.H. Collectibles, Juicy Couture, Kate Spade, Kensie, Kensiegirl, Laundry by Design, LIZ, Liz Claiborne, Liz & Co., Lucky Brand Jeans, Mac & Jac, Mambo, Marvella, Mexx, Monet, Monet 2, prAna, Ratio, Realities, Sigrid Olsen, Soul, Spark, Stamp 10, Tapemeasure, Tint, Trifari, Villager and Yzza. In addition, Liz Claiborne Inc. holds the exclusive, long- term license to produce and sell men’s and women’s collections of DKNY® Jeans and DKNY® Active in the Western Hemisphere. The company also has the exclusive license to produce jewelry under the Kenneth Cole New York and Reaction Kenneth Cole brand names. In May 2007, the company entered into a partnership agreement with designer Narciso Rodriguez, providing for 50 percent ownership of the Narciso Rodriguez name and trademarks and an exclusive license to operate the Narciso Rodriguez business worldwide.
Forward-Looking Statement
Statements contained herein that relate to future events or the company’s future performance, including, without limitation, statements with respect to the company’s anticipated results of operations or level of business for 2007 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The company may change its intentions, belief or expectations at any time and without notice, based upon any change in the company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond the Company’s control. Among the factors that could cause actual results to materially differ include: risks related to the reorganization of the company into two segments and the related realignment of the company’s management structure; risks associated with the company’s ability to attract and retain talented, highly qualified executives and other key personnel; risks associated with providing for the succession of senior management; risks associated with the company’s ability to execute on the long-term growth plan discussed in this release and during its July 11, 2007 investor conference; risks associated with the company’s ability to successfully execute on the strategic review of its brands designated for such review, including the risks associated with designating the appropriate brands for review, the risks associated with retaining key personnel working for such brands, and risks associated with appropriately valuing assets related to brands that may be identified for divestiture; risks associated with the company’s operation and expansion of its specialty retail business, including the ability to successfully expand the specialty retail store base of its Direct Brands segment; risks associated with the company’s ability to achieve greater collaboration with its wholesale customers; risks associated with the company’s ability to achieve projected cost savings; risks associated with the continuing challenging retail and macro-economic conditions, including the levels of consumer confidence and discretionary spending and the levels of customer traffic within department stores, malls and other shopping and selling environments; risks related to the company’s ability to successfully continue to evolve its supply chain system, including its product development, sourcing, logistics and technology functions, to reduce product cycle-time and costs and meet customer demands and the requirements of the projected growth in the company’s specialty retail business; risks associated with selling the company’s Liz & Co. and Concepts by Claiborne brands outside of better department stores; risks associated with the company’s dependence on sales to a limited number of large United States department store customers; the impact of consolidation among one or more of the company’s larger customers, such as the merger between Federated Department Stores, Inc. and The May Department Store Company; risks related to retailer and consumer acceptance of the company’s products; risks associated with the possible failure of the company’s unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality standards or to comply with company policies regarding labor practices or applicable laws or regulations; risks related to the company’s ability to adapt to and compete effectively in the current quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products, as well as lowered barriers to entry; risks associated with the company’s ability to maintain and enhance favorable brand recognition; risks associated with the company’s ability to correctly balance the level of its commitments with actual orders; risks associated with the company’s ability to identify appropriate business development opportunities; risks associated with acquisitions and new product lines and markets, including risks relating to integration of acquisitions, retaining and motivating key personnel of acquired businesses and achieving projected or satisfactory levels of sales, profits and/or return on investment; risks associated with any significant disruptions in the company’s relationship with its employees; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including the impact of foreign currency exchange rates, and currency devaluations in countries in which the company sources product; risks associated with war, the threat of war and terrorist activities; work stoppages or slowdowns by suppliers or service providers; risks relating to protecting and managing intellectual property; and such other economic, competitive, governmental and technological factors affecting the company’s operations, markets, products, services and prices and such other factors as are set forth in our 2006 Annual Report on Form 10-K and in our 2007 Second Quarter Quarterly Report on Form 10-Q, including, without limitation, those set forth under the headings “Risk Factors” and “Statement Regarding Forward-Looking Disclosure.” The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Financial tables follow

LIZ CLAIBORNE INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(All amounts in thousands, except per common share data)
(Unaudited)

	13 weeks ended	% of	13 weeks ended	% of
	June 30, 2007	Sales	July 1, 2006	Sales
Net Sales	$1,130,702	100.0%	$1,125,038	100.0%
Cost of goods sold	582,111	51.5%	576,542	51.2%

Gross Profit	548,591	48.5%	548,496	48.8%

Selling, general & administrative expenses	517,775	45.8%	473,469	42.1%

Operating Income	30,816	2.7%	75,027	6.7%

Other income (expense), net	335	0.03%	(257)	(0.02)%

Interest expense, net	(9,816)	(0.9%)	(8,633)	(0.8%)

Income Before Provision for Income Taxes	21,335	1.9%	66,137	5.9%

Provision for income taxes	7,704	0.7%	26,722	2.4%

Net Income	$13,631	1.2%	$39,415	3.5%

Weighted Average Shares, Basic	101,855		102,541

Net Income per Weighted Average Share, Basic	$0.13		$0.38

Weighted Average Shares, Diluted	102,828		103,925

Net Income per Weighted Average Share, Diluted	$0.13		$0.38

Supplemental Information:
Dividends Paid per Common Share (Rounded to the nearest penny)	$0.06		$0.06

LIZ CLAIBORNE INC.
CONSOLIDATED STATEMENTS OF INCOME
(All amounts in thousands except per common share data)
(Unaudited)

	26 weeks ended	% of	26 weeks ended	% of
	June 30, 2007	Sales	July 1, 2006	Sales
Net Sales	$2,283,681	100.0%	$2,296,240	100.0%
Cost of Goods Sold	1,207,317	52.9%	1,203,731	52.4%

Gross Profit	1,076,364	47.1%	1,092,509	47.6%

Selling, general & administrative expenses	1,006,665	44.1%	940,351	41.0%

Operating Income	69,699	3.1%	152,158	6.6%

Other income (expense), net	(394)	(0.02%)	3,056	0.1%

Interest expense, net	(18,348)	(0.8%)	(15,738)	(0.7%)

Income Before Provision for Income Taxes	50,957	2.2%	139,476	6.1%

Provision for Income Taxes	21,128	0.9%	53,124	2.3%

Net Income	$29,829	1.3%	$86,352	3.8%

Weighted Average Shares, Basic	101,825		102,981

Net Income per Weighted Average Share, Basic	$0.29		$0.84

Weighted Average Shares, Diluted	102,978		104,397

Net Income per Weighted Average Share, Diluted	$0.29		$0.83

Supplemental Information:
Dividends per Common Share (Rounded to the nearest penny)	$0.11		$0.11

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(All amounts in thousands, except per common share data)
(Unaudited)
The following is a reconciliation of Net Income to Net Income Excluding Streamlining Initiatives:

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Net Income	$13,631	$39,415	$29,829	$86,352

Income tax provision	7,704	26,722	21,128	53,124
Interest expense, net	9,816	8,633	18,348	15,738
Other (income) expense, net	(335)	257	394	(3,056)

Operating Income	30,816	75,027	69,699	152,158

Streamlining initiatives (1)	20,480	11,545	30,627	36,648

Operating Income Excluding Streamlining Initiatives	$51,296	$86,572	$100,326	$188,806

Other income (expense), net	335	(257)	(394)	3,056
Interest expense, net	(9,816)	(8,633)	(18,348)	(15,738)
Income tax provision	(14,761)	(30,840)	(31,818)	(66,223)

Net Income Excluding Streamlining Initiatives	$27,054	$46,842	$49,766	$109,901

Basic Earnings per Common Share Excluding Streamlining Initiatives (1)	$0.27	$0.46	$0.49	$1.07

Diluted Earnings per Common Share Excluding Streamlining Initiatives (1)	$0.26	$0.45	$0.48	$1.05

(1)	The Company announced its streamlining initiatives in February 2006, October 2006 and July 2007. In the 13 weeks ended June 30, 2007, the Company recorded expenses of $20.3 million related to payroll, lease terminations and asset write-downs, and losses of $0.2 million related to store closures (aggregating $13.3 million after tax or $0.13 per share). In the 13 weeks ended July 1, 2006, the Company recorded expenses related to its streamlining initiatives of $7.0 million ($11.5 million pretax) or $0.07 per share. In the 26 weeks ended June 30, 2007, the Company recorded expenses of $27.2 million related to payroll, lease terminations and asset write-downs, and losses of $3.4 million related to store closures (aggregating $18.7 million after tax or $0.18 per share). In the 26 weeks ended July 1, 2006, the Company recorded expenses related to its streamlining initiatives of $22.9 million ($36.6 million pretax) or $0.22 per share.

LIZ CLAIBORNE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(All dollar amounts in thousands)
(Unaudited)

	June 30, 2007	July 1, 2006
Assets
Current Assets:
Cash and cash equivalents	$110,288	$101,799
Marketable securities	423	8,367
Accounts receivable – trade, net	500,295	525,721
Inventories, net	671,850	597,867
Deferred income taxes	78,594	60,840
Other current assets	161,163	129,448

Total current assets	1,522,613	1,424,042

Property and Equipment, Net	567,869	515,366
Goodwill and Intangibles, Net	1,460,084	1,307,842
Other Assets	21,382	11,732

Total Assets	$3,571,948	$3,258,982

Liabilities and Stockholders’ Equity
Current Liabilities	$609,559	$603,368
Long-Term Debt	683,545	548,398
Other Non-Current Liabilities	104,131	64,729
Deferred Income Taxes	66,571	57,467
Minority Interest	3,489	2,915
Stockholders’ Equity	2,104,653	1,982,105

Total Liabilities and Stockholders’ Equity	$3,571,948	$3,258,982

LIZ CLAIBORNE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All dollar amounts in thousands)
(Unaudited)

	26 weeks ended	26 weeks ended
	June 30, 2007	July 1, 2006
Cash Flows from Operating Activities:
Net income	$29,829	$86,352
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	78,942	66,534
Streamlining initiatives; asset write-down	9,898	7,236
Gain on sale of securities	(364)	(3,583)
Deferred income taxes	13,624	(6,416)
Share-based compensation	10,439	11,081
Tax benefit on exercise of stock options	4,615	3,974
Other, net	(420)	(12)
Change in assets and liabilities, exclusive of acquisitions:
Decrease (increase) in accounts receivable – trade, net	3,577	(92,271)
Increase in inventories, net	(70,930)	(44,116)
Increase in other current and non-current assets	(9,379)	(12,824)
(Decrease) increase in accounts payable	(2,513)	7,887
(Decrease) increase in accrued expenses	(47,273)	7,508
Decrease in income taxes payable	(42,868)	(4,431)

Net cash (used in) provided by operating activities	(22,823)	26,919

Cash Flows from Investing Activities:
Proceeds from sales of securities	9,616	8,054
Purchases of property and equipment	(67,765)	(70,583)
Proceeds from sales of property and equipment	1,410	—
Payments for acquisitions, net of cash acquired	(48,262)	(143,487)
Payments for in-store merchandise shops	(2,632)	(6,816)
Other, net	153	(1,230)

Net cash used in investing activities	(107,480)	(214,062)

Cash Flows from Financing Activities:
Short term borrowings (repayments), net	12,252	(15,758)
Principal payments under capital lease obligations	(3,188)	(1,896)
Commercial paper, net	104,313	97,854
Proceeds from exercise of common stock options	35,286	30,701
Purchase of common stock	(81,560)	(131,513)
Dividends paid	(11,432)	(11,705)
Excess tax benefits related to stock options	2,521	946
Other, net	(747)	188

Net cash provided by (used in) financing activities	57,445	(31,183)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(2,499)	(8,402)

Net Change in Cash and Cash Equivalents	(75,357)	(226,728)
Cash and Cash Equivalents at Beginning of Period	185,645	328,527

Cash and Cash Equivalents at End of Period	$110,288	$101,799

LIZ CLAIBORNE INC.
SEGMENT REPORTING
(All dollar amounts in thousands)
(Unaudited)

	13 weeks ended	% to	13 weeks ended	% to
	June 30, 2007	Total	July 1, 2006	Total
NET SALES:
Direct Brands	$494,066	43.7%	$393,710	35.0%
Partnered Brands	636,636	56.3%	731,328	65.0%

Total Net Sales	$1,130,702	100.0%	$1,125,038	100.0%

	13 weeks ended	% of	13 weeks ended	% of
	June 30, 2007	Sales	July 1, 2006	Sales
OPERATING INCOME:
Direct Brands	$29,934	6.1%	$26,346	6.7%
Partnered Brands	882	0.1%	48,681	6.7%

Total Operating Income	$30,816	2.7%	$75,027	6.7%

	13 weeks ended	% to	13 weeks ended	% to
	June 30, 2007	Total	July 1, 2006	Total
NET SALES:
Domestic	$811,647	71.8%	$819,613	72.9%
International	319,055	28.2%	305,425	27.1%

Total Net Sales	$1,130,702	100.0%	$1,125,038	100.0%

	13 weeks ended	% of	13 weeks ended	% of
	June 30, 2007	Sales	July 1, 2006	Sales
OPERATING INCOME:
Domestic	$18,913	2.3%	$61,023	7.4%
International	11,903	3.7%	14,004	4.6%

Total Operating Income	$30,816	2.7%	$75,027	6.7%

LIZ CLAIBORNE INC.
SEGMENT REPORTING
(All dollar amounts in thousands)
(Unaudited)

	26 weeks ended	% to	26 weeks ended	% to
	June 30, 2007	Total	July 1, 2006	Total
NET SALES:
Direct Brands	$979,671	42.9%	$800,225	34.8%
Partnered Brands	1,304,010	57.1%	1,496,015	65.2%

Total Net Sales	$2,283,681	100.0%	$2,296,240	100.0%

	26 weeks ended	% of	26 weeks ended	% of
	June 30, 2007	Sales	July 1, 2006	Sales
OPERATING INCOME:
Direct Brands	$79,984	8.2%	$58,981	7.4%
Partnered Brands	(10,285)	(0.8%)	93,177	6.2%

Total Operating Income	$69,699	3.1%	$152,158	6.6%

	26 weeks ended	% to	26 weeks ended	% to
	June 30, 2007	Total	July 1, 2006	Total
NET SALES:
Domestic	$1,620,159	70.9%	$1,669,381	72.7%
International	663,522	29.1%	626,859	27.3%

Total Net Sales	$2,283,681	100.0%	$2,296,240	100.0%

	26 weeks ended	% of	26 weeks ended	% of
	June 30, 2007	Sales	July 1, 2006	Sales
OPERATING INCOME:
Domestic	$45,073	2.8%	$133,552	8.0%
International	24,626	3.7%	18,606	3.0%

Total Operating Income	$69,699	3.1%	$152,158	6.6%

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
SEGMENT REPORTING
(All amounts in thousands)
(Unaudited)
The following is a reconciliation of Net Sales to Adjusted Net Sales Excluding Store Closure Adjustments and Operating Income to Adjusted Operating Income Excluding Streamlining Initiatives:

13 weeks ended
June 30, 2007
	Direct	Partnered
	Brands	Brands	Total
Net Sales:
As Reported	$494,066	$636,636	$1,130,702

Store Closure Adjustments	—	(4,378)	(4,378)

Adjusted Net Sales	$494,066	$632,258	$1,126,324

Operating Income:
As Reported	$29,934	$882	$30,816

Streamlining Initiatives	5,899	14,581	20,480

Adjusted Operating Income	$35,833	$15,463	$51,296

% of Adjusted Net Sales	7.3%	2.4%	4.6%

13 weeks ended
July 1, 2006
	Direct	Partnered
	Brands	Brands	Total
Net Sales:
As Reported	$393,710	$731,328	$1,125,038

Store Closure Adjustments	—	—	—

Adjusted Net Sales	$393,710	$731,328	$1,125,038

Operating Income:
As Reported	$26,346	$48,681	$75,027

Streamlining Initiatives	1,936	9,609	11,545

Adjusted Operating Income	$28,282	$58,290	$86,572

% of Adjusted Net Sales	7.2%	8.0%	7.7%

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
SEGMENT REPORTING
(All amounts in thousands)
(Unaudited)
The following is a reconciliation of Net Sales to Adjusted Net Sales Excluding Store Closure Adjustments and Operating Income to Adjusted Operating Income Excluding Streamlining Initiatives:

26 weeks ended
June 30, 2007
	Direct	Partnered
	Brands	Brands	Total
Net Sales:
As Reported	$979,671	$1,304,010	$2,283,681

Store Closure Adjustments	—	(11,029)	(11,029)

Adjusted Net Sales	$979,671	$1,292,981	$2,272,652

Operating Income:
As Reported	$79,984	$(10,285)	$69,699

Streamlining Initiatives	5,899	24,728	30,627

Adjusted Operating Income	$85,883	$14,443	$100,326

% of Adjusted Net Sales	8.8%	1.1%	4.4%

26 weeks ended
July 1, 2006
	Direct	Partnered
	Brands	Brands	Total
Net Sales:
As Reported	$800,225	$1,496,015	$2,296,240

Store Closure Adjustments	—	—	—

Adjusted Net Sales	$800,225	$1,496,015	$2,296,240

Operating Income:
As Reported	$58,981	$93,177	$152,158

Streamlining Initiatives	7,761	28,887	36,648

Adjusted Operating Income	$66,742	$122,064	$188,806

% of Adjusted Net Sales	8.3%	8.2%	8.2%

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
SEGMENT REPORTING
(All amounts in thousands)
(Unaudited)
The following is a reconciliation of Net Sales to Adjusted Net Sales Excluding Store Closure Adjustments and Operating Income to Adjusted Operating Income Excluding Streamlining Initiatives:

13 weeks ended
June 30, 2007
	Domestic	International	Total
Net Sales:
As Reported	$811,647	$319,055	$1,130,702

Store Closure Adjustments	(4,378)	—	(4,378)

Adjusted Net Sales	$807,269	$319,055	$1,126,324

Operating Income:
As Reported	$18,913	$11,903	$30,816

Streamlining Initiatives	14,252	6,228	20,480

Adjusted Operating Income	$33,165	$18,131	$51,296

% of Adjusted Net Sales	4.1%	5.7%	4.6%

13 weeks ended
July 1, 2006
	Domestic	International	Total
Net Sales:
As Reported	$819,613	$305,425	$1,125,038

Store Closure Adjustments	—	—	—

Adjusted Net Sales	$819,613	$305,425	$1,125,038

Operating Income:
As Reported	$61,023	$14,004	$75,027

Streamlining Initiatives	9,717	1,828	11,545

Adjusted Operating Income	$70,740	$15,832	$86,572

% of Adjusted Net Sales	8.6%	5.2%	7.7%

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
SEGMENT REPORTING
(All amounts in thousands)
(Unaudited)
The following is a reconciliation of Net Sales to Adjusted Net Sales Excluding Store Closure Adjustments and Operating Income to Adjusted Operating Income Excluding Streamlining Initiatives:

26 weeks ended
June 30, 2007
	Domestic	International	Total
Net Sales:
As Reported	$1,620,159	$663,522	$2,283,681

Store Closure Adjustments	(11,029)	—	(11,029)

Adjusted Net Sales	$1,609,130	$663,522	$2,272,652

Operating Income:
As Reported	$45,073	$24,626	$69,699

Streamlining Initiatives	23,634	6,993	30,627

Adjusted Operating Income	$68,707	$31,619	$100,326

% of Adjusted Net Sales	4.3%	4.8%	4.4%

26 weeks ended
July 1, 2006
	Domestic	International	Total
Net Sales:
As Reported	$1,669,381	$626,859	$2,296,240

Store Closure Adjustments	—	—	—

Adjusted Net Sales	$1,669,381	$626,859	$2,296,240

Operating Income:
As Reported	$133,552	$18,606	$152,158

Streamlining Initiatives	27,410	9,238	36,648

Adjusted Operating Income	$160,962	$27,844	$188,806

% of Adjusted Net Sales	9.6%	4.4%	8.2%